Exhibit 4.9

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 31, 2007, among OWENS CORNING, a Delaware corporation (the “U.S. Borrower”), the Lenders from time to time party hereto, and CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the U.S. Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of October 31, 2006 (as amended, restated, supplemented and/or modified from time to time through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders wish to amend certain provisions of the Credit Agreement, as more fully described below;

NOW, THEREFORE, it is agreed:

I.	Amendments to Credit Agreement.

1. Section 9.01(xvii) of the Credit Agreement is hereby amended by (i) deleting the text of said Section in its entirety and (ii) inserting the text “[RESERVED]” in lieu thereof.

2. Section 9.04(xiii) of the Credit Agreement is hereby amended by (i) deleting the text of said Section in its entirety and (ii) inserting the text “[RESERVED]” in lieu thereof.

3. Section 9.05(xiv) of the Credit Agreement is hereby amended by (i) deleting the text of said Section in its entirety and (ii) inserting the following new text in lieu thereof:

“the U.S. Borrower and its Subsidiaries may make and hold Investments in any Vetrotex Subsidiary (and any Subsidiaries of any Vetrotex Subsidiary) pursuant to the Vetrotex Transaction; and”.

4. The definition of “Consolidated Total Net Indebtedness” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the last sentence appearing in said definition in its entirety.

5. The definition of “Off-Balance Sheet Liabilities” appearing in Section 11 of the Credit Agreement is hereby amended by deleting the proviso to said definition in its entirety and inserting the following new text in lieu thereof:

“; provided that, lease payments with respect to leases of precious metal alloy (and obligations to return the precious metal alloy) owing by the U.S. Borrowers and any of its Subsidiaries (including, without limitation, any Vetrotex Subsidiary) in connection with the ongoing business of such Person (or guarantees thereof) to the owners of such precious metal alloy and other Persons providing financing to such owners in respect of such precious metal alloy (in each case other than the U.S. Borrower and its Subsidiaries) shall in no event constitute “Off-Balance Sheet Liabilities””.

6. Section 11 of the Credit Agreement is hereby further amended by (i) deleting the definitions of “Vetrotex Pledged Assets Maximum Amount”, “Vetrotex Pledged Assets”, “Vetrotex Subsidiary”, and “Vetrotex Transaction” appearing therein in their entirety and (ii) inserting the following new definitions in appropriate alphabetical order:

“Vetrotex Subsidiary” shall mean each Subsidiary of the U.S. Borrower which has been or will be acquired pursuant to the Vetrotex Transaction.

“Vetrotex Transaction” shall mean, collectively, the transactions described in the Purchase Agreement between Societe de Participations Financieres et Industrielles S.A.S. (“St. Gobain”) and the U.S. Borrower dated as of July 26, 2007, pursuant to which the U.S. Borrower will acquire the reinforcements business and composite products business of St. Gobain and its Subsidiaries.

II.	Miscellaneous Provisions.

1. In order to induce Lenders to enter into this Amendment, the U.S. Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the Second Amendment Effective Date (as defined below) both immediately before and immediately after giving effect thereto and (ii) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on the Second Amendment Effective Date immediately before and immediately after giving effect thereto, with the same effect as though such representations and warranties had been made on and as of the Second Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when the U.S. Borrower and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number 212-354-8113 / email address: myip@whitecase.com).

6. From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

OWENS CORNING

By:	/s/ Ralph A. Than
Name:	Ralph A. Than
Title:	Vice President Finance and Treasurer

By:	/s/ Patrick Q. Davis
Name:	Patrick Q. Davis
Title:	Assistant Treasurer

CITIBANK, N.A., individually and as Administrative Agent

By:	/s/ Kevin Ege
Name:	Kevin Ege
Title:	Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Bank of America, N.A.

By:	/s/ W. Thomas Barnett
Name:	W. Thomas Barnett
Title:	Senior Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

The Bank of Nova Scotia

By:	/s/ J.F. Todd
Name:	J.F. Todd
Title:	Managing Director

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

BMO Capital Markets Financing, Inc.

By:	/s/ Pam Schwartz
Name:	Pam Schwartz
Title:	Director

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

The Bank of Tokyo-Mitsubishi UFJ Ltd.

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Vice President & Manager

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Calyon New York Branch

By:	/s/ Samuel Hill
Name:	Samuel Hill
Title:	Managing Director / Regional Head

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Managing Director

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Comerica Bank

By:	/s/ Jessica M. Migliore
Name:	Jessica M. Migliore
Title:	Account Officer

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Commerzbank AG

By:	/s/ John Marlatt	/s/ Albert Morrow
Name:	John Marlatt	Albert Morrow
Title:	Senior Vice President	Assistant Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Fifth Third Bank

By:	/s/ Brian Jelinski
Name:	Brian Jelinski
Title:	Portfolio Manager

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

GOLDMAN SACHS CREDIT PARTNERS, LP:

By:	/s/ Rosalee M. Gordon
Name:	Rosalee M. Gordon
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

JP Morgan Chase Bank, N.A.

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Mellon Bank N.A.

By:	/s/ Mark F. Johnston
Name:	Mark F. Johnston
Title:	First Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Morgan Stanley Bank

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

National City Bank

By:	/s/ James T. Adsit
Name:	James T. Adsit
Title:	Senior Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

PNC Bank, National Association

By:	/s/ Lisa Anderson
Name:	Lisa Anderson
Title:	Asst. Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

UBS Loan Finance LLC

By:	/s/ Richard L. Tavrow
Name:	Richard L. Tavrow
Title:	Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Wachovia Bank, N.A.

By:	/s/ Andrea S. Chen
Name:	Andrea S. Chen
Title:	Vice President

SIGNATURE PAGE TO THE SECOND AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG OWENS CORNING, THE LENDERS PARTY HERETO AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT FOR THE LENDERS

NAME OF INSTITUTION:

Wells Fargo & Company

By:	/s/ Daniel VanAken
Name:	Daniel VanAken
Title:	Vice President